Exhibit 99.1

Intelligent Protection Management Corp. Reports 2025 Business Objectives and Fourth Quarter and Full Year 2024 Results

Refocused on Technology Service Offerings in the Cloud Infrastructure and Cybersecurity Sectors

Jericho, NY – March 24, 2025 (ACCESS Newswire) -- Intelligent Protection Management Corp. (“IPM,” the “Company,” “we,” “our” or “us”) (NASDAQ: IPM), a managed technology solutions provider focused on cybersecurity and cloud infrastructure, today announced financial and operational results for the fourth quarter and year ended December 31, 2024.

As previously disclosed, in January 2025, the Company completed its acquisition of Newtek Technology Solutions, Inc. (“NTS”) from NewtekOne, Inc. and the sale of its “Paltalk”, “Camfrog” and “Vumber” applications and certain assets and liabilities related to such applications (the “Transferred Assets”) to Meteor Mobile Holdings, Inc. (together, the “Transactions”).

Following the Transactions, the Company’s business is focused on providing server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions. The financial results for the fourth quarter and year ended December 31, 2024 discussed below relate to the Company’s business prior to the consummation of the Transactions.

Key Financial Highlights for Fourth Quarter Ended December 31, 2024 Compared to Prior Year Period

For the purposes of this earnings release and the financial information provided herein, assets and liabilities related to the Transferred Assets are presented as held for sale/discontinued operations, and the results of operations related to the Transferred Assets are presented as discontinued operations. Subsequent to year end, on January 2, 2025, the Company completed the sale of the Transferred Assets.

●	Revenue from continuing operations increased 9.1% to $0.3 million from nearly $0.3 million, as a result of increased sales from ManyCam. Including revenue from discontinued operations of $1.9 and $2.4 for the three months ended December 31, 2024 and 2023, respectively (which is included in loss from discontinued operations on the statement of operations), revenue decreased 21% to $2.1 million from $2.7 million, primarily due to a decrease in subscription and virtual gift revenue from Paltalk and Camfrog, partially offset by increased revenue from advertising.

●	Net loss from continuing operations increased by 142% to $1.4 million compared to a net loss from continuing operations of $0.6 million and included $0.6 million of increased professional fees incurred in connection with the Transactions, as well as increased public company expenses and an increase in compensation expense related to the Transactions.

●	Loss from discontinued operations increased by 1449% to $4.1 million compared to income from discontinued operations of $0.3 million and included a one-time impairment loss on divested assets of $3.8 million, as well as a decrease in virtual gift revenue from discontinued operations compared to the three months ended December 31, 2023.

●	Net loss increased by 1840% to $5.5 million compared to $0.3 million.

●	Adjusted EBITDA[1] loss was $1.5 million compared to Adjusted EBITDA[1] loss of $0.2 million, an increase of 594%.

●	Net cash used in operating activities for the quarter was $1.5 million.

Key Financial Highlights for Year Ended December 31, 2024 Compared to Prior Year Period

●	Revenue from continuing operations increased 14% to $1.1 million from $1.0 million as a result of increased sales from ManyCam. Including revenue from discontinued operations of $8.0 and $10.0 for the year ended December 31, 2024 and 2023, respectively (which is included in the loss from discontinued operations on the statement of operations), revenue decreased 17% to $9.1 million from $10.9 million, primarily due to a decrease in subscription and virtual gift revenue from Paltalk and Camfrog, partially offset by increased revenue from advertising.

●	Net loss from continuing operations increased by 59% to $4.3 million compared to net loss from continuing operations of $2.7 million and included $1.8 million of increased professional fees incurred in connection with the Transactions, as well as increased public company expenses and an increase in compensation expense related to the Transactions.

●	Loss from discontinued operations increased by 357% to $4.2 million compared to income from discontinued operations of $1.6 million for the year ended December 31, 2024 and included a one-time impairment loss on divested assets of $3.8 million, as well as a decrease in virtual gift revenue from discontinued operations compared to the three months ended December 31, 2023.

●	Net loss increased by 690% to $8.4 million compared to a net loss of $1.1 million.

●	Adjusted EBITDA[1] loss was $4.4 million compared to Adjusted EBITDA[1] loss of $1.0 million, an increase of 338%.

●	The Company had $10.6 million in cash and no long-term debt on its balance sheet as of December 31, 2024.

2025 Business Objectives

For the near term, our business objectives include:

●	continuing the integration of our comprehensive range of IT-related solutions;

●	incorporate ManyCam as an offering for our new customers and seek to optimize our cross-selling efforts with our other technology solutions;

●	continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our businesses; and

●	continuing to defend our intellectual property.

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Financial Measures and Key Metrics” and the reconciliations at the end of this release for additional information concerning this and other non-GAAP financial measures.

Management Commentary

Jason Katz, Chairman and CEO of IPM, commented, “With the closing of our acquisition of NTS and our divestiture of our communication software and multimedia social platforms in early January 2025, we have officially moved our Company into the cloud infrastructure and cybersecurity sectors. We believe these transformational Transactions will have a meaningful impact on our revenue and will provide us with additional opportunities for growth and a strong value proposition for our stockholders.”

Mr. Katz continued, “While we are focused on delivering growth and increasing profitability as a managed technology solutions provider, we believe we bolstered our value in 2024 by successfully defending our intellectual property. In addition, as a result of the divesture, IPM is eligible to receive certain earn-out payments in the future based on the buyer’s cash revenue, attributable to the Paltalk, Camfrog and Vumber applications.”

Mr. Katz concluded, “We are very excited with the prospect of expanding our managed technology solutions business, particularly in the cloud infrastructure and cybersecurity sectors. Following the Transactions, our team is re-energized and focused on the growth of our business. Additionally, we expect that the recently announced referral arrangement with NewtekOne, a current client and a financial holding company with tens of thousands of its own business clients, has great potential to help us find new customers. We believe that cybersecurity is a technology area that is top of mind for all companies, small and large, and ripe for growth. Additionally, we believe there will be ample merger and acquisition opportunities to further scale growth. We look forward to growing the business and building a healthy pipeline of prospective and new customers.”

Patent Litigation Update

On July 23, 2021, our wholly owned subsidiary, Paltalk Holdings, Inc., filed a patent infringement lawsuit (the “Lawsuit”) against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Court”). We alleged that certain of Cisco’s products infringed U.S. Patent No. 6,683,858, and that we were entitled to damages.

On August 29, 2024, the jury awarded us $65.7 million (the “Award”) in a jury verdict in connection with the Lawsuit. On October 8, 2024, an order granting a motion for final judgment (the “Final Judgment”) was entered into in the Court in connection with the Lawsuit. The Final Judgment was entered in our favor in the amount of the Award and started the time for filing any post-trial motions or appeal.

The exact amount of the Award proceeds to be received by us will be determined based on a number of factors and will reflect the deduction of significant litigation-related expenses, including legal fees. Consequently, we estimate that we would receive no more than one third of the gross proceeds in connection with the Award, subject to post-trial proceedings (including any potential appellate proceedings by Cisco). We have not recorded any gain contingency in connection with the Award.

Potential Earn-Out Payable to IPM

As a closing condition to the NTS acquisition, IPM completed the sale of its telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain related assets and liabilities (the “Transferred Assets”) to Meteor Mobile Holdings, Inc. IPM is eligible to receive certain payments based on cash revenue attributable to the Transferred Assets. The cash payable to IPM for each Earn-Out Period is set forth below:

●	Earn-Out Period 1 – an amount equal to (i) for any revenue greater than or equal to $3,500,000 and less than $4,250,000, the amount of such revenue multiplied by 0.30, plus (ii) for any revenue greater than or equal to $4,250,000, the amount of such revenue in excess of $4,250,000 multiplied by 0.40; and

●	Earn-Out Period 2, Earn-Out Period 3 and Earn-Out Period 4 – an amount equal to (i) for any revenue greater than or equal to $7,000,000 and less than $8,500,000, the amount of such revenue multiplied by 0.30, plus (ii) for any revenue greater than or equal to $8,500,000, the amount of such revenue in excess of $8,500,000 multiplied by 0.40.

The Earn-Out Periods are set forth below:

●	Earn-Out Period 1 = 7/1/25 – 12/31/25

●	Earn-Out Period 2 = 1/1/26 – 12/31/26

●	Earn-Out Period 3 = 1/1/27 – 12/31/27

●	Earn-Out Period 4 = 1/1/28 – 12/31/28

	Three Months Ended
	December 31,
	(unaudited)		Change
	2024	2023	$	%
Revenue	$280	$256	24	9.1%
Net loss from continuing operations	(1,415)	(585)	(830)	(141.8)%
(Loss) income from discontinued operations, net of tax	(4,075)	302	(4,377)	(1448.5)%
Net loss	$(5,491)	$(283)	(5,208)	(1839.5)%
Net cash used in operating activities	$(1,468)	$(99)	(1,369)	(1383.1)%
Adjusted EBITDA (a non-GAAP measure)	$(1,549)	$(223)	(1,326)	(593.9)%

	Year Ended
	December 31,		Change
	2024	2023	$	%
Revenue	1,098	962	136	14.2%
Net loss from continuing operations	(4,269)	(2,687)	(1,582)	(194.6)%
(Loss) income from discontinued operations, net of tax	(4,157)	1,620	(5.777)	(356.7)%
Net loss	$(8,426)	$(1,067)	(7,359)	(689.5)%
Net cash used in operating activities	$(3,019)	$(1,080)	(1,939)	(179.6)%
Adjusted EBITDA (a non-GAAP measure)	$(4,432)	$(1,013)	(3,419)	(337.5)%

ABOUT INTELLIGENT MANAGEMENT PROTECTION CORP. (Nasdaq: IPM)

Intelligent Management Protection Corp. is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM also operates ManyCam. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com.

To be added to our news distribution list, please visit: http://www.ipm.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements anticipated in such statements. Such forward-looking statements include, but are not limited to, statements relating to estimates of future synergies and efficiencies as a result of the NTS acquisition, expectations regarding the Company’s ability to effectively integrate assets it acquired as a result of the NTS acquisition, expectations of future plans, priorities, focus and benefits of the NTS acquisition, the Company’s ability to realize the intended benefits of the referral arrangement with NewtekOne, the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data centers; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@ipm.com

ClearThink

nyc@clearthink.capital

917-658-7878

INTELLIGENT PROTECTION MANAGEMENT CORP.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Year Ended
	December 31, (unaudited)		December 31, (unaudited)
	2024	2023	2024	2023
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(5,490,501)	$(283,090)	$(8,426,209)	$(1,067,335)
Stock-based compensation expense	27,282	65,302	151,412	234,993
Depreciation and amortization expense	204,946	205,584	821,696	822,334
Impairment loss in connection with the Divestiture	3,849,766	--	3,849,766	--
Interest income, net	(115,284)	(177,178)	(569,016)	(639,611)
Other income, net	--	--	(146,269)	(343,045)
Income tax benefit	(25,156)	(33,842)	(113,232)	(20,252)
Adjusted EBITDA	$(1,548,947)	$(223,224)	$(4,431,852)	$(1,012,916)

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net (loss) income adjusted to exclude stock-based compensation expense, depreciation and amortization expenses, impairment loss in connection with the Divestiture, interest income, net, other (income) expense, net, and income tax (benefit) expense. The impairment loss in connection with the Divestiture relates to a one-time impairment charge recorded in connection with the Company’s divestiture of its Paltalk, Camfrog and Vumber applications.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue and net loss, presented in accordance with GAAP.

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$10,588,534	$13,568,049
Employee retention tax credit receivable, net	114,212	114,212
Prepaid expense and other current assets	462,422	744,510
Assets held for sale - current	72,925	338,828
Total current assets	11,238,093	14,765,599
Operating lease right-of-use asset	74,490	77,005
Assets held for sale - noncurrent	2,663,229	6,326,250
Intangible assets, net	1,882,781	2,704,477
Other assets	13,937	13,937
Total assets	$15,872,530	$23,887,268

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$380,298	99,307
Accrued expenses and other current liabilities	509,759	53,423
Operating lease liabilities, current portion	74,490	77,005
Deferred subscription revenue	555,039	544,442
Liabilities held for sale - current	2,024,237	2,364,363
Total current liabilities	3,543,823	3,138,540
Deferred tax liability	429,045	614,041
Total liabilities	3,972,868	3,752,581
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,878,950 shares issued and 9,236,987 and 9,222,157 shares outstanding as of December 31, 2024 and 2023, respectively	9,879	9,864
Treasury stock, 641,963 shares repurchased as of December 31, 2024 and 2023 respectively	(1,199,337)	(1,199,337)
Additional paid-in capital	36,399,897	36,208,728
Accumulated deficit	(23,310,777)	(14,884,568)
Total stockholders’ equity	11,899,662	20,134,687
Total liabilities and stockholders’ equity	$15,872,530	23,887,268

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2024	2023
Revenue
Subscription revenue	$1,098,280	$962,032
Costs and expenses
Costs of revenue	262,888	284,892
Sales and marketing expense	61,706	91,939
Product development expense	215,538	210,232
General and administrative expense	5,679,697	4,072,580
Total costs and expenses	6,219,829	4,659,643
Loss from continuing operations	(5,121,549)	(3,697,611)
Interest income, net	569,016	639,611
Other income, net	146,269	343,045
Loss from continuing operations before income tax benefit	(4,406,264)	(2,714,955)
Income tax benefit	137,589	27,947
Net loss from continuing operations	(4,268,675)	(2,687,008)
(Loss) income from discontinued operations, net of income tax expense of $24,357 and $7,695, respectively	(4,157,534)	1,619,673
Net loss	$(8,426,209)	$(1,067,335)

Net loss per share of common stock:
Basic – continuing operations	$(0.48)	$(0.29)
Diluted – continuing operations	$(0.48)	$(0.29)

Basic – discontinued operations	$(0.43)	$0.17
Diluted – discontinued operations	$(0.43)	$0.17

Basic	$(0.91)	$(0.12)
Diluted	$(0.91)	$(0.12)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	9,227,197	9,222,206
Diluted	9,227,197	9,222,206

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,426,209)	$(1,067,335)
Net loss (income) from discontinued operations	4,157,534	(1,619,673)
Net loss from continuing operations	$(4,268,675)	$(2,687,008)

Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Amortization of intangible assets	821,696	822,334
Amortization of operating lease right-of-use assets	83,700	82,176
Income tax benefit	(71,764)	(82,610)
Deferred tax liability	(137,589)	(27,947)
Stock-based compensation	151,412	234,993

Changes in operating assets and liabilities:
Operating lease liability	(83,700)	(82,176)
Employee retention tax credit receivable, net	--	(114,212)
Prepaid expense and other current assets	95,343	(295,491)
Accounts payable, accrued expenses and other current liabilities	737,327	(335,369)
Deferred subscription revenue	10,597	(494,889)
Net cash used in operating activities – continuing operations	(2,661,653)	(2,980,199)

Net cash used in provided by operating activities –discontinued operations	(357,634)	1,900,528

Net cash used in operating activities	(3,019,287)	(1,079,671)

Cash flows from investing activities:
Payment of contingent consideration	--	(85,000)
Net cash used in investing activities	--	(85,000)
Cash flows from financing activities:
Proceeds from exercise of employee stock options	39,772	--
Purchase of treasury stock	--	(7,213)
Net cash provided by (used in) financing activities	39,772	(7,213)
Net decrease in cash and cash equivalents	(2,979,515)	(1,171,884)
Balance of cash and cash equivalents at beginning of year	13,568,049	14,739,933
Balance of cash and cash equivalents at end of year	$10,588,534	$13,568,049